                                  UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April, 23, 2003

                             AUTO DATA NETWORK INC.

             (Exact name of registrant as specified in its charter)


                               Delaware 13-3944580
                    --------------------- ------------------
                    Date of Incorporation IRS Employer ID No.

                       The Forsythe Centre, Lamberts Road
                            Tunbridge Wells, Kent, UK
                 -------------------------------------- --------
                 Address of principal Executive Offices Zip Code



                REGISTRANT'S TELEPHONE NUMBER 011 44 1892 511 566

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


ACQUISITION OF MAM SOFTWARE LTD.
--------------------------------
On April 23rd, 2003 "Auto Data Network" or the "Company" completed the previously announced acquisition of MAM Software Limited.

The company has entered into an underwriting agreement for the sale of up to $5,000,000 of its securities. The shares are to be registered and sold at a price to be agreed with the underwriter when the registration statement is declared effective. This disclosure does not constitute an offer of any securities for sale.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

Financial statements included and attached to this filing:

a. M.A.M Software  Limited Balance Sheet for April 23rd 2003 and April 23rd 2002
b. M.A.M Software Limited Statement of Operations from July 1st 2003 to April 23rd 2003
c. M.A.M Software Limited Consolidated Statement of Cashflows up to April 23rd 2003
d. M.A.M Software Limited audited financials for year end June 30 2002
e. M.A.M Software  Limited audited  financials for year end June 30 2001
f. Auditors Letter


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7th, 2003

                            AUTO DATA NETWORK, INC.



                            /s/ Christopher  Glover
                            -----------------------
                            By: Christopher  Glover
                                President

                              MAM SOFTWARE LIMITED
                                 BALANCE SHEETS

                                                                              $=1.6
                                                             April 23,       April 23,
                                                               2003            2002
                                                            ----------      ----------
                                                            (Unaudited)    (Unaudited)
ASSETS

CURRENT ASSETS :
            Cash and cash equivalents                       $   28,266       $  24,372
            Accounts receivable                              5,341,840       3,201,822
            Inventories                                        440,000         186,310
            Other current assets
                                                            ----------      ----------
                 Total current assets                        5,810,106       3,412,504

            Tangibles Property, equipment and fixtures         433,018         452,607
                                                                     0               0
                                                               433,018         452,607

            Investments in affiliated in
            companies
            Intangible assets                                1,114,470         529,545
            Investments                                          2,691
                                                            ----------      ----------
                                                            $7,360,285      $4,394,656
                                                            ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES :
            Accounts payable              Short term        $4,246,270      $3,397,768
            Accrued expenses and other
            liabilities
            Related party loan            Long term          1,003,890          78,985
            Accrued interest
                 Total current liabilities                   5,250,160       3,476,753

            Other non-current liabilities                            0               0


STOCKHOLDERS' EQUITY :
            Preferred stock: $0.001 par value;
            Common stock: $0.001 par value;                        160             145
            Additional paid in capital
            Accumulated surplus/deficit                      2,109,965         917,758
                                                            ----------      ----------
                 Total stockholders' equity                  2,110,125         917,903
                                                            ----------      ----------
                                                            $7,360,285      $4,394,656
                                                            ==========      ==========

                              MAM SOFTWARE LIMITED
                             STATEMENT OF OPERATIONS


                                                     Period July 1 to April 23
                                                 -------------------------------
                                                     2003               2002
                                                 ------------       ------------
TOTAL REVENUES                                     11,779,794          9,884,744

COST OF REVENUES                                    3,096,616          2,574,316

                                                 ------------       ------------
Gross profit (loss)                                 8,683,178          7,310,428

OPERATING EXPENSES :
     General and administration                     6,811,884          6,586,825
     Amortization                                     358,198            310,236
     Depreciation
                                                 ------------       ------------
                            Total operating         7,170,082          6,897,061
                            expenses


Operating profit/loss                               1,513,096            413,367
EBITDA                                              1,871,294            723,603

Profit on disposal of investments                           0                 --
Interest income                                             0                  0
Interest expense                                      (53,395)           (31,794)
                                                 ------------       ------------
Profit/Loss before income taxes                     1,459,701            381,573
                                                 ------------       ------------

Income tax expense                                   (425,000)                 0

                                                 ------------       ------------
NET PROFIT/LOSS                                  $  1,034,701       $    381,573
                                                 ============       ============

                                                 ------------       ------------
NETPROFIT/ LOSS                                  $  1,034,701       $    381,573
                                                 ============       ============

                              MAM SOFTWARE LIMITED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        April 23,
                                                                             2003
CASH FLOWS FROM OPERATING ACTIVITIES
        Net income (loss)                                             $ 1,513,096
        Adjustments to reconcile net loss to net cash
             provided by / (used in) operating activities:
             Depreciation and amortization                                358,198
             Loss on sale of fixed assets                                       0
             Profit on disposal of Investments                                  0
             Other non cash charges                                             0
             Changes in operating assets and liabilities:
                    Accounts receivable                                -1,780,822
                    Inventories                                           -73,043
                    Other current assets                                  -74,594
                    Other non-current assets                                    0
                    Accounts payable                                      594,251
                    Accrued expenses and other liabilities                      0
                    Accrued interest                                            0
                                                                      -----------
        Net cash provided by / (used in) operating activities             537,086
                                                                      -----------


CASH FLOWS FROM INVESTING ACTIVITIES
        Purchases of equipment and fixtures                               -80,658
        Proceeds from disposal of assets                                        0
        Purchase of intangible assets                                    -755,346
        Puchase of investment                                              -2,691
        Investment in affiliates                                                0

                                                                      -----------
        Net cash provided by / (used in) investing activities            (838,695)
                                                                      -----------


CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds of long term debt                                        -53,094
        Proceeds from bank borrowings                                     347,835
        Net cash provided by / (used in) financing activities             294,741
        Effect of exchange rates on cash                                       --
                                                                      -----------
        Net increase (decrease) in cash and cash equivalents               (6,868)
        Cash and cash equivalents at the beginning of the period           35,133
                                                                      -----------
        CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD            $    28,265
                                                                      -----------

        SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
        Interest paid                                                 $    62,957
                                                                      ===========

M.A.M Software Limited

DIRECTORS REPORT
FOR THE YEAR ENDED 30 JUNE 2002

The directors present their report and financial statements for the year ended 30 June 2002.

Principal activities and review of the business
The principal activities of the company in the year under review were the creation and marketing of computer software products.

This year we have again increased our sales despite the general difficulties being experienced in the IT and automotive sectors.

Results and dividends
The results for the year are set out on page 4.

The directors do not recommend payment of an ordinary dividend.

Research and development
The company is continually engaged in the enhancement of its existing products and the development of new software. The cost of development activities is capitalised in the balance sheet and written off to profit and loss over the estimated life of each individual product, provided that each project meets the criteria contained within SSAP 13.

Future developments
The company's range of products and services will have appeal to new customers, and also to our large installed based of existing customers.

Our marketing plans will help us to capitalise on these opportunities.

Single European Currency
The company has a branch in Eire, and is thus operating in markets where the single European currency has been implemented and is exposed to currency fluctuations between the single European currency and Sterling.

The company's products have been compliant with the Euro for several years, and thus the company has not suffered any exceptional financial losses as a consequence of its introduction.

Directors
The following directors have held office since 1 July 2001:

M. I. Jamieson
W. T. Jamieson
N. B. Horrocks
J. Hirst
H. Elwick

Directors' Interests
The directors' interest in the shares of the company were as stated below:

                               Ordinary shares of (pound)1 each
                             30 June 2002               1 July 2001
M. I. Jamieson               70                         70
W. T. Jamieson               -                          -
N. B. Horrocks               20                         20
J. Hirst                     5                          5
H. Elwick                    5                          5

Taxation status
The company was a close company within the provisions of the Income and Corporation Taxes Act 1988 and this position has not changed since the end of the financial year.

Auditors
In accordance with section 385 of the Companies Act 1985, a resolution proposing that Hart Shaw be reappointed as auditors of the company will be put to the Annual General Meeting.

Directors' responsibilities
Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

-        select suitable accounting policies and then apply them consistently;
-        make judgements and estimates that are reasonable and prudent;
- prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

On behalf of the board

M. I. Jamieson
Director
17 January 2003


INDEPENDENT AUDITORS REPORT TO THE SHAREHOLDERS OF M.A.M SOFTWARE LIMITED

We have audited the financial statements of M.A.M Software Limited on pages 4 to 17 for the year ended 30 June 2002. These financial statements have been prepared under the historical cost convention and the accounting policies set out therein.

Respective responsibilities of the directors and auditors
As described in the statement of directors' responsibilities on page 2 the company's directors are responsible for the preparation of the financial statements in accordance with applicable law and United Kingdom accounting standards.

Our  responsibility is to audit the financial  statements in accordance with the
relevant  legal  and  regulatory   requirements   and  United  Kingdom  Auditing
Standards.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the directors' report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions with the company is not disclosed.

We read the directors' report and consider the implications for our report if we become aware of any apparent misstatements within it.

Basis of audit opinion
We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements make by the directors in the preparation of financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion
In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 30 June 2002 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.


Hart Shaw                                            20/4/03

Chartered Accountants                                346 Glossop Road
Registered Auditor                                   Sheffield
                                                     S10 2HW

PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 30 JUNE 2002

                                                                 2002                    2001
                                                Notes            (pound)                 (pound)
Turnover                                        2                7,968,845               6,978,239

Cost of sales                                                    (2,047,389)             (1,905,897)
                                                                 ----------------        ----------------
Gross profit                                                     5,921,456               5,072,342

Administrative expenses, Exceptional                             (5,822,179)             (4,999,327)
item - impairment of development
costs
                                                                 ----------------        ----------------
Operating profit                                3                99,277                  73,015

Other interest receivable and                                    -                       26
similar income
Interest payable and similar charges            4                (28,541)                (42,224)
                                                                 ----------------        ----------------
Profit on ordinary activities before                             70,736                  30,817
taxation
Tax on profit on ordinary activities            5                (23,808)                (25,830)
                                                                 ----------------        ----------------
Profit on ordinary activities after             14               46,928                  4,987
taxation


The profit and loss account has been prepared on the basis that all operations are continuing operations.

There are no recognised gains and losses other than those passing through the profit and loss account.

BALANCE SHEET
AS AT JUNE 30 2002

                                              2002                          2001
                                Notes         (pound)        (pound)        (pound)         (pound)
Fixed assets
Intangible assets               6                            342,577                        426,444
Tangible assets                 7                            313,577                        318,728
                                                             --------------                 -------------
                                                             656,154                        745,172
Current assets
Stocks                          8             229,348                       196,391
Debtors                         9             2,225,636                     1,882,516
Cash at bank and in hand                      21,958                        1,167
                                              --------------                --------------
                                              2,476,942                     2,080,074

Creditors: amounts falling      10            (2,150,422)                   (1,870,393)
due within one year
                                              --------------                --------------
Net current assets                                           326,520                        209,681
                                                             --------------                 -------------
Total assets less current                                    982,674                        954,853
liabilities

Creditors: amounts falling      11                           (624,929)                      (644,036)
due after more than one year
                                                             --------------                 -------------
                                                             357,745                        310,817
                                                             --------------                 -------------
Capital and reserves
Called up share capital         13                           100                            100
Profit and loss account         14                           357,645                        310,717
                                                             --------------                 -------------
Shareholders funds - equity     15                           357,745                        310,817
interests


The financial statements were approved by the board on 17th January 2003.

M. I. Jamieson
Director

CASH FLOW STATEMENT
FOR THE YEAR ENDED 30 JUNE 2002

                                         2002                               2001
                                         (pound)           (pound)          (pound)         (pound)
Net cash inflow from operating                             192,501                          130,189
activities
Returns on investments and servicing
of finance
Interest received                        --                                 26
Interest paid                            (19,548)                           (35,668)
Hire purchase interest paid              (1,930)                            (4,062)
Interest element of finance lease
rentals                                  (7,473)                            (2,157)
                                         ----------------                   --------------
Net cash flow for returns on                               (28,951)                         (41,861)
investments and servicing of finance
Taxation                                                   (6,848)                          (19,687)

Capital expenditure
Payments to acquire intangible assets    (50,382)                           (151,216)
Payments to acquire tangible assets      (84,892)                           (106,095)
Receipts from sales of tangible assets   4,368                              7,493
                                         ----------------                   --------------
Net cash outflow for capital
expenditure                                                (130,906)                        (249,818)
                                                           ----------------                 -------------
Net cash inflow/(outflow) before                           25,796                           (181,177)
management of liquid resources and
financing

Financing
New long term loans                      (25,593)                           149,821
Capital element of hire purchase         (15,556)                           (15,606)
contracts
Capital element of finance lease
contracts                                (14,538)                           (7,115)
                                         ----------------                   --------------
Net cash (outflow)/inflow from                             (55,687)                         127,001
financing
                                                           ----------------                 -------------
Decrease in cash in the year                               (29,891)                         (54,077)
                                                           ----------------                 -------------

NOTES TO THE CASH FLOW STATEMENT
FOR THE YEAR ENDED 30 JUNE 2002

1. Reconciliation of operating profit to net cash inflow from operating activities

                                               2002                2001
                                               (pound)             (pound)
Operating profit                               99,277              73,015
Depreciation of tangible assets                122,143             106,635
Amortisation of intangible assets              134,249             55,045
Impairment of intangible fixed assets          --                  --
Loss on disposal of tangible assets            6,024               33,767
Increase in stocks                             (32,957)            (30,240)
Increase in debtors                            (343,120)           (323,236)
Increase in creditors within one year          206,885             215,203
                                               --------------      -------------
Net cash inflow from operating activities      192,501             130,189
                                               --------------      -------------

2. Analysis of net debt

                       1 July 2001          Cashflow             Other non-cash       30 June 2002
                                                                 changes
                       (pound)              (pound)              (pound)              (pound)
Net cash
Cash at bank and in    1,167                20,791               -                    21,958
hand
Bank overdrafts        (354,407)            (50,682)             -                    (405,089)
                       -------------------- -------------------- -------------------- --------------------
                       (353,240)            (29,891)             -                    (383,131)
                       -------------------- -------------------- -------------------- --------------------
Debt:
Finance leases         (77,989)             (12,398)             -                    (90,387)
Debts falling due      (594,377)            25,593               -                    (568,784)
after one year
                       -------------------- -------------------- -------------------- --------------------
                       (672,366)            13,195               -                    (659,171)
                       -------------------- -------------------- -------------------- --------------------
Net debt               (1,025,606)          (16,696)             -                    (1,042,302)
                       -------------------- -------------------- -------------------- --------------------

3. Reconciliation of net cash flow to movement in net debt

                                                               2002                  2001
                                                               (pound)               (pound)
Decrease in cash in the year                                   (29,891)              (54,077)
Cash outflow/(inflow) from decrease/(increase) in debt and
lease financing                                                13,195                (191,443)
                                                               --------------------- --------------------
Movement in net debt in the year                               (16,696)              (245,520)
Opening net debt                                               (1,025,606)           (780,086)
                                                               --------------------- --------------------
                                                               (1,042,302)           (1,025,606)
                                                               --------------------- --------------------

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2002

1.   Accounting policies
1.1  Accounting convention

     The financial statements are prepared under the historical cost convention.

     The company meets its day to day working capital requirements through an overdraft facility which is repayable on demand.

     The nature of the company's business is such that there can be considerable unpredictable variation in the timing of cash inflows. The directors have prepared projected cash flow information for the period ending nine months from the date of their approval of these financial statements. On the basis of this cash flow information and discussions with the company's bankers, the directors consider that the company will continue to operate within the facility currently agreed and within that which has been agreed since the year end.

     However, the margin of facilities over requirements is not large, and, inherently there can be no certainty in relation to these matters. On this basis, the directors consider is appropriate to prepare the financial statements on the going concern basis. The financial statements do not include any adjustments that would result from a withdrawal if the overdraft facility by the company's bankers.

1.2  Turnover and profits

     Turnover represents amounts receivable for goods and services net of VAT and trade discounts.

     Profit is recognised on long-term contracts, if the final outcome can be assessed with reasonable certainty, by including in the profit and loss account turnover and related costs as contract activity progresses.
     Turnover is calculated as that proportion of total contract value which costs to date bear to total expected costs for that contract.

1.3  Patents

     Patents are valued at cost less accumulated amortisation. Amortisation is calculated to write off the cost in equal annual instalments over their estimated useful lives

1.4  Research and developments

     Research expenditure is written off to the profit and loss account in the year in which it is incurred. Development expenditure is written off in the same way unless the directors are satisfied as to the technical, commercial and financial viability of individual projects. In this situation the expenditure is deferred and amortised over the period during which the company is expected to benefit. The company currently anticipates that products developed will produce income streams over a three year period from the date of first commercial sales, and therefore writes off development costs over that period.

1.5  Tangible fixed assets and depreciation

     Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

     Improvements to short leasehold property      12.12% Straight line
     Computer equipment                            33.33% Straight line
     Fixtures, fittings and equipment              15% Reducing balance
     Motor vehicles                                25% Straight line

1.6  Leasing and hire purchase commitments

     Assets obtained under hire purchase contracts and finance leases are capitalised as tangible assets and depreciated over the shorter of the lease term and their useful lives. Obligations under such agreements are included in the creditors net of the finance charge allocated to future periods. The finance element of the rental payment is charged to the profit and loss account so as to produce a constant periodic rate of charge on the net obligation outstanding in each period.

     Rentals payable under operating leases are charged against income on a straight line basis over the lease term.

1.7  Stock

     Stock is valued at the lower of cost and net realisable value.

1.8  Long term contracts

     Amounts recoverable on long term contracts, which are included in debtors, are stated at the net sales value of the work done after provision for contingencies and anticipated future losses on contracts, less amounts received as progress of payments of account. Excess progress payments are included in creditors as payments on account.

1.9  Pensions

     The pension costs charged in the financial statements represent the contributions payable by the company during the year.

     1.10 Deferred taxation

     Deferred tax is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes. The deferred tax balance has not been discounted.

     No provision has been made for deferred tax on gains recognised on revaluing property to its market value as the company does not intend to sell the revalued assets.

     The above amounts to a change in accounting policy. The previous policy was to provide deferred tax only to the extent that it was probable that liabilities would crystallise in the foreseeable future. The adoption of FRS 19 does not require a prior period adjustment, as the deferred tax asset at 30 June 2001 is immaterial to the financial statements.

     1.11 Foreign currency translation

     Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. All differences are taken to profit and loss account.

2 Turnover

                                                             Turnover
                                                             2002              2001
                                                             (pound)           (pound)
Geographical market
United Kingdom                                               7,630,747         6,728,587
Other E.C. Countries                                         152,423           249,652
Rest of Europe                                               7,865             -
Asia                                                         1,450             -
                                                             ---------------------------------
                                                             7,792,485         6,978,239
                                                             ---------------------------------
3 Operating profit

Operating profit is stated after charging:
Amortisation of intangible assets                            134,249           55,045
Depreciation of tangible assets                              122,143           106,635
Loss on disposal of tangible assets                          6,024             33,767
Loss on foreign exchange transactions                        -                 21,615
Operating lease rentals
- Plant and machinery                                        6,356             5,225
- Other assets                                               425,540           406,823
Auditors' remuneration                                       6,500             6,000
and after crediting:
Profit on foreign exchange transactions                      (8,574)           -
                                                             ---------------------------------

4 Interest payable
On bank loans and overdraft                                  15,610            31,752
Lease finance charges and hire purchase interest             9,403             6,219
On overdue tax                                               3,528             4,226
Other interest                                               -                 27
                                                             ---------------------------------
                                                             28,541            42,224
                                                             ---------------------------------

5 Taxation
Domestic current year tax
U.K. corporation tax                                         23,808            23,240
Adjustment for prior years                                   -                 2,590
                                                             ---------------------------------
Current tax charge                                           23,808            25,830
                                                             ---------------------------------

Factors affecting the tax charge for the year
Profit on ordinary activities before taxation                70,736            30,817
                                                             ---------------------------------

Profit on ordinary activities before taxation multiplied     13,970            6,163
by standard rate of UK corporation tax of 19.75% (2001:
20.00%)
                                                             ---------------------------------
Effects of:
Non-deductible expenses                                      8,207             9,346
Depreciation and add back                                    22,109            20,332
Capital allowances                                           (20,478)          (19,354)
Adjustments to previous periods                              -                 2,590
Other tax adjustments                                        -                 6,753
                                                             ---------------------------------
                                                             9,838             19,667
                                                             ---------------------------------
Current tax charge                                           23,808            25,830
                                                             ---------------------------------

6 Intangible fixed assets

                                                Patents            Software            Total
                                                                   development
                                                (pound)            (pound)             (pound)
Cost
At 1 July 2001                                  -                  481,489             481,489
Additions                                       250                50,132              50,382
                                                ------------   ----------------------- ------------------
At 30 June 2002                                 250                531,621             531,871
                                                ------------   ----------------------- ------------------

Amortisation
At 1 July 2001                                  -                  55,045              55,045
Charge for the year                             -                  134,249             134.249
Impairment                                      -                  -                   -
                                                ------------   ----------------------- ------------------
At 30 June 2002                                 -                  189,294             189,294
                                                ------------   ----------------------- ------------------
Net book value
At 30 June 2002                                 250                342,327             342,577
                                                ------------   ----------------------- ------------------
At 30 June 2001                                 -                  426,444             426,444
                                                ------------   ----------------------- ------------------


7 Tangible fixed assets


                              Improvem'ts     Plant and      Fixtures,       Motor          Total
                              to short        machinery      fittings and    vehicles
                              leasehold                      equipment
                              property
                              (pound)         (pound)        (pound)         (pound)        (pound)
Cost
At 1 July 2001                58,580          319,773        169,981         40,277         588,611
Additions                     -               57,065         14,454          55,865         127,384
Disposals                     -               -              -               (26,595)       (26,595)
                              --------------- -------------- --------------  -------------- -------------
At 30 June 2002               58,580          376,838        184,435         69,547         689,400
                              --------------- -------------- --------------  -------------- -------------
Depreciation
At 1 July 2001                12,641          166,166        68,818          22,258         269,883
On disposals                  -               -              -               (16,203)       (16,203)
Charge for the year           7,096           92,552         16,679          5,816          122,143
                              --------------- -------------- --------------  -------------- -------------
At 30 June 2002               19,737          258,718        85,497          11,871         375,823
                              --------------- -------------- --------------  -------------- -------------
Net book value
At 30 June 2002               45,939          153,608        101,162         18,019         318,728
                              --------------- -------------- --------------  -------------- -------------
At 30 June 2001               45,939          153,608        101,162         18,019         318,728
                              --------------- -------------- --------------  -------------- -------------


Included above are assets held under finance leases or hire purchase contracts as follows:

                                     Improvem'ts to   Fixtures,         Motor vehicles   Total
                                     short            fittings and
                                     leasehold        equipment
                                     property
                                     (pound)          (pound)           (pound)          (pound)
Net book values
At 30 June 2002                      18,431           47,195            52,095           117,721
                                     ---------------- ----------------  ---------------- ----------------
At 30 June 2001                      21,833           63,362            15,085           100,280
                                     ---------------- ----------------  ---------------- ----------------
Depreciation charge for the year
30 June 2002                         3,402            16,167            3,771            23,340
                                     ---------------- ----------------  ---------------- ----------------
30 June 2001                         3,402            4,973             6,648            15,023
                                     ---------------- ----------------  ---------------- ----------------

8 Stocks

                                                                   2002            2001
                                                                   (pound)         (pound)
Long term contract balances:
- Net cost less foreseeable losses                                 -               50,388
Finished goods and goods for resale                                229,348         146,003
                                                                   --------------- -------------
                                                                   229,348         196,391
                                                                   --------------- -------------
9 Debtors
                                                                   2002            2001
                                                                   (pound)         (pound)
Trade debtors                                                      2,043,360       1,763,208
ACT recoverable                                                    533             533
Other debtors                                                      93,652          11,223
Prepayments and accrued income                                     88,091          107,552
                                                                   --------------- -------------
                                                                   2,225,636       1,882,516
                                                                   --------------- -------------
Amounts falling due after more than one year and
 included in the debtors above are:
                                                                   2002            2001
                                                                   (pound)         (pound)
Trade debtors                                                      45,912          18,781
                                                                   --------------- -------------

10 Creditors: amounts falling due within one year
                                                                   2002            2001
                                                                   (pound)         (pound)
Bank loans and overdrafts                                          405,089         354,4077
Net obligations under finance leases and hire purchase contracts   34,242          28,330
Trade creditors                                                    507,437         457,812
Corporation tax                                                    47,048          30,088
Other taxes and social security costs                              452,116         413,383
Other creditors                                                    2,465           -
Accruals and deferred income                                       702,025         586,373
                                                                   --------------- -------------
                                                                   2,150,422       1,870,393
                                                                   --------------- -------------


The bank overdraft is secured by a fixed and floating charge over the assets of the company.

11 Creditors: amounts falling due after more than one year

                                                                   2002                2001
                                                                  (pound)             (pound)
Accruals and deferred income                                       568,784             594,377
Net obligations under finance leases and hire purchase contracts   56,145              49,659
                                                                   ------------------- ------------------
                                                                   624,929             644,036
                                                                   ------------------- ------------------
Net obligations under finance leases and hire purchase contracts
Repayable within one year                                          34,242              28,330
Repayable between one and give years                               56,145              49,659
                                                                   ------------------- ------------------
                                                                   90,387              77,989
Included in liabilities falling due within one year                (34,242)            (28,330)
                                                                   ------------------- ------------------
                                                                   56,145              49,659
                                                                   ------------------- ------------------

12 Pension costs
Defined contribution
The company operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the company in an independently administered fund. The pension cost charge represents contributions payable by the company to the fund.

                                                                   2002                2001
                                                                   (pound)             (pound)
Contributions payable by the company for the year                  151,214             154,996
                                                                   ------------------- ------------------

13 Share capital
                                                                   2002                2001
                                                                   (pound)             (pound)
Authorised
100 ordinary shares of(pound)1 each                                     100                 100
                                                                   ------------------- ------------------
Allotted, called up and fully paid
100 ordinary shares of(pound)1 each                                     100                 100
                                                                   ------------------- ------------------
14 Statements of movements on profit and loss account
                                                                                       Profit and loss
                                                                                       account
                                                                                       (pound)
Balance at 1 July 2001                                                                 310,717
Retained profit for the year                                                           46,928
                                                                                       ------------------
Balance at 30 June 2002                                                                357,645
                                                                                       ------------------
15 Reconciliation of movements in shareholders' funds
                                                                   2002                2001
                                                                   (pound)             (pound)
Profit for the financial year                                      46,928              4,987
Opening of shareholders' funds                                     310,817             305,830
                                                                   ------------------  ------------------
Closing shareholders' funds                                        357,745             310,817
                                                                   ------------------  ------------------

16 Contingent liabilities

The company has guaranteed a leasing contract between one of its customers and British Linen Finance Limited. The amount financed was (pound)14,688, and the final instalment is due in October 2004.

The company is currently in litigation with regard to a claim by a former customer. The directors consider that the claim is likely to fail, but should the claimant succeed, the company is likely to incur an unprovided liability of approximately (pound)30,000.

17 Financial commitments

At 30 June 2002 the company had annual commitments under non-cancellable operating leases as follows:

                                         Land and buildings               Other
                                         2002              2001           2002           2001
                                         (pound)           (pound)        (pound)        (pound)
Expiry date:
Within one year                          4,710             10,186         59,173         118,435
Between two and five years               12,820            -              221,503        138,042
In over five years                       109,000           116,699        -              -
                                         ----------------  -------------- -------------- ----------------
                                         126,530           126,885        280,676        256,477
                                         ----------------  -------------- -------------- ----------------


18 Directors' emoluments

                                                                   2002                2001
                                                                   (pound)             (pound)
Emoluments for qualifying services                                 299,705             288,200
Company pension contributions to money purchase schemes            51,196              79,148
                                                                   ------------------  ------------------
                                                                   350,901             367,348
                                                                   ------------------  ------------------

The number of directors for whom retirement benefits are accruing under money purchase pension schemes amounted to 5 (2001- 5).

Emoluments disclosed above include the following amounts paid to the highest paid director:

Emoluments for qualifying services                                 86,319              84,238
Company pension contributions to money purchase schemes            42,000              54,000
                                                                   ------------------- ------------------

19 Transactions with directors

The following directors had interest free loans during the year. The movement of these loans are as follows:

                                                      Amount outstanding                 Maximum in year
                                                      2002              2001
                                                      (pound)           (pound)          (pound)
M. I. Jamieson                                        2,132             2,132            2,132
                                                      ----------------  ---------------- ----------------

20 Employees

Number of employees
The average number of employees (including directors) during the year was:

                                                                      2002             2001
                                                                      Number           Number
Administration and directors                                          17               13
Sales, service, technical support and development                     152              136
                                                                      ---------------- ------------------
                                                                      169              149
                                                                      ---------------- ------------------
Employment costs
                                                                      (pound)          (pound)
Wages and salaries                                                    3,440,907        2,875,920
Social security costs                                                 362,912          314,417
Other pension costs                                                   151,214          154,996
                                                                      ---------------- ------------------
                                                                      3,955,033        3,345,333
                                                                      ---------------- ------------------

21 Control

The ultimate controlling party is M. I. Jamieson.

22 Related party transactions

At 30 June 2002 the company was owed(pound)84,512 (30 June 2001:(pound)Nil) by M A MM Software North America Inc., a company in which the directors have material interests.

M.A.M. SOFTWARE LIMITED

DIRECTORS' REPORT


The directors present their annual report with the financial statements of the company for the year ended 30 June 2001.

PRINCIPAL ACTIVITIES
The principal activities of the company in the year under review ere the creation and marketing of computer software products.

No significant change in the nature of these activities occurred during the year.

REVIEW OF THE BUSINESS
The net profit after providing for taxation amounted to (pound)4,987.

This year we have again increased our sales and profits despite the general difficulties being experienced in the IT and automotive sectors.

We believe that a major contributory factor to our success is our continuing investment in the development of new products and new technologies. During the year we introduced a range of new software systems that are a direct result of this investment. These new systems have been well received by our customers.

We are planning to release several new products in the coming year, and anticipate that they will further consolidate our leading position in the market place.

DIVIDENDS
No dividends were paid during the year and no recommendation is made as to dividends.

FUTURE DEVELOPMENTS
The company's range of products and services will have appeal to new customers, and also to our large installed base of existing customers.

Our marketing plans will help us to capitalise on these opportunities.

As  a  result,   we  expect  to  see  significant   increases  in  turnover  and
profitability in the current financial year.

RESEARCH AND DEVELOPMENT
The company continually engaged in the enhancement of its existing products and the development of new software. As from 1 July 1999, the cost of development activities is capitalised in the balance sheet and written off to profit and loss over the estimated life of each individual product.

INTRODUCTION OF THE SINGLE EUROPEAN CURRENCY
The company has a branch in Eire, and is thus operating in markets where the single European currency has been adopted. The company is thus exposed to currency fluctuations between the single European currency and Sterling.

All of the company's current products are compliant with the single European currency.


M.A.M. SOFTWARE LIMITED

DIRECTORS' REPORT

DIRECTORS AND THEIR INTERESTS
The directors in office in the year and their beneficial interests in the company at the balance sheet date and the beginning of the year (or on appointment if later) were as follows:


Number of  Shares
                                                                  2001    2000

         M.I. Jamieson      Ordinary shares of(pound)1 each         70      69
         W.T. Jamieson      Ordinary shares of(pound)1 each          -       1
         N.B. Horrocks      Ordinary shares of(pound)1 each         20      20
         J. Hirst           Ordinary shares of(pound)1 each          5       5
         H. Elwick          Ordinary shares of(pound)1 each          5       5

DIRECTORS' RESPONSIBILITIES
Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company as at the end of the financial year and of the profit and loss of the company for that period. In preparing those financial statements, the directors are required to:

     -    select suitable accounting policies and then apply them consistently;
     -    make judgments and estimates that are reasonable and prudent;
     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for maintaining proper accounting records which disclose with reasonable accuracy at any time the financial position of the company to enable them to ensure that the financial statements comply with Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS
The auditors,  Hart Shaw, will be proposed for re-appointment in accordance with
Section 385 of the Companies Act 1985.

By order of the board:


W.T. Jamieson
Secretary

Date: 8 October 2001



M.A.M. SOFTWARE LIMITED

AUDITORS' REPORT TO THE COMPANY
PURSUANT TO SECTION 247B OF THE COMPANIES ACT 1985

We have examined the abbreviated accounts on pages 5 to 18 together with the full financial statements of the company prepared under Section 226 of the Companies Act 1985 for the year ended 30 June 2001.

RESPECTIVE RESPONSIBILITIES OF THE DIRECTORS AND AUDITORS
The directors are responsible for preparing the abbreviated accounts in accordance with Section 246 of the Companies Act 1985. It ids our responsibility to form an independent opinion as to 6the company's entitlement to deliver abbreviated accounts prepared in accordance with Section 246(5) and (6) of the Companies Act 1985 and whether the abbreviated accounts have been properly prepared in accordance with those provisions and to report our opinion to you.

BASIS OF OPINION
We have carried out the procedures we considered necessary to confirm by reference to the audited financial statements that the company is entitled to deliver abbreviated accounts prepared in accordance with Section 246 (5) and (6) of the Companies Act 1985 and that the abbreviated accounts have been properly prepared from those financial statements. The scope of our work for the purpose of this report does not include examining or dealing with events after the date of our report on the full financial statements.

OPINION
In our opinion, the company is entitled to deliver abbreviated accounts prepared in accordance with Section 246 (5) and (6) of the Companies Act 1985 and the abbreviated accounts on pages 5 to 18 have been properly prepared in accordance with those provisions.

Hart Shaw
Chartered Accountants
Registered Auditors
346 Glossop Road
Sheffield
S10 2HW


Date: 12 December 2001

M.A.M. SOFTWARE LIMITED

PROFIT AND LOSS ACCONT
FOR THE YEAR ENDED 30 JUNE 2001

                                                                      Notes    2001           2000
                                                                               (pound)        (pound)

TURNOVER                                                                2          6,978,239      6,043,458
Cost of sales                                                                      1,905,897      1,657,456
                                                                               -------------- --------------
GROSS PROFIT                                                                       5,072,342      4,386,002
Administrative expenses                                                            4,999,329      4,366,651
                                                                               -------------- --------------
OPERATING PROFIT                                                        3             73,015         19,351

Investment income and interest receivable                               4                 26          1,291
Interest payable and similar charges                                    5           (42,224)       (12,125)
                                                                               -------------- --------------
PROFIT ON ORDNARY ACTIVITIES BEFORE TAXATION                                          30,817          8,517
Tax on profit on ordinary activities                                    8           (25,830)        (4.021)
                                                                               -------------- --------------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                                           4,987          4,496
                                                                               -------------- --------------


Continuing operations
None of the company's activities were acquired or discontinued during the above two financial years.

Total recognised gains and losses
The company has no recognised gains or losses other than profit for the above two financial years.

M.A.M. SOFTWARE LIMITED

BALANCE SHEET
AS AT 30 JUNE 2001

                                                  2001                          2000
                                         Notes    (pound)        (pound)        (pound)        (pound)

FIXED ASSETS
Intangible assets                          9                           426,444                       330,273
Tangible assets                           10                           318,728                       296,185
                                                                  -------------                 -------------
                                                                       745,172                       626,458
CURRENT ASSETS
Stocks                                    11             196,391                       166,151
Debtors                                   12           1,882,516                     1,559,280
Cash in bank and in hand                                   1,167                        10,035
                                                  ---------------               ---------------
                                                       2,080,074                     1,735,466

CREDITORS: amounts falling due
within one year                           13         (1,870,393)                   (1,595,076)
                                                  ---------------               ---------------
NET CURRENT ASSETS                                                     209,681                       140,390
                                                                  -------------                 -------------
TOTAL ASSETS LESS CURRENT LIABILITIES                                  954,853                       766,848
CREDITORS: amount falling due after       14
more than one year                                                   (644,036)                     (461,018)
                                                                  -------------                 -------------
NET ASSETS                                                             310,817                       305,830
                                                                  -------------                 -------------

CAPITAL AND RSERVES
Called up share capital                   17                               100                           100
Profit and loss account                   18                           310,717                       305,730
                                                                  -------------                 -------------
TOTAL SHAREHOLDERS' FUNDS                 19                           310,817                       305,830
                                                                  -------------                 -------------


The financial statements have been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to medium-sized companies.

Approved by the board of  directors  on 8 October  2001 and signed on its behalf by:


M.I. Jamieson
Director

      The notes of pages 8 and 18 form part of these financial statements.


M.A.M. SOFTWARE LIMITED

CASH FLOW STATEMENT
FOR THE YEAR ENDED 30 JUNE 2001

                                                                      Notes     2001            2000
                                                                                (pound)        (pound)

Net cash inflow/(outflow) from operating activities                     3              130,189      (30,549)

Returns on investments and servicing of finance                         20            (41,861)       (9,693)

Taxation                                                                20            (19,687)             -

Capital expenditure                                                     20           (249,818)     (538,616)
                                                                               ---------------- -------------
Cash outflow before use of liquid resources and financing

Financing                                                               20             127,100        76,160
                                                                               ---------------- -------------
DECREASE IN CASH IN THE YEAR                                                          (54,077)      502,698)
                                                                               ---------------- -------------


RECONCILITATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT                21

DECREASE IN CASH IN THE YEAR                                                          (54,077)     (502,698)
Cash inflow from movement in debt and lease financing                                (127,100)       76,160)
                                                                               ---------------- -------------
Change in net debt resulting from cash flows                                         (181,177)     (578,858)
New hire purchase contracts and finance lease agreements                              (64,343)      (25,000)
                                                                               ---------------- -------------
Movement in debt in the year                                                         (245,520)     (603,858)
Net debt at 1 July 2000                                                              (780,086)     (176,228)
                                                                               ---------------- -------------
Net debt at 30 June 2001                                                          (1,025,6060)     (708,086)
                                                                               ---------------- -------------



M.A.M. SOFTWARE LIMITED

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2001

1. STATEMENT OF ACCOUNTING POLICIES

         The financial statements have been prepared under the historical cost convention.

         Turnover
         Turnover represents the total invoice value, excluding value added tax, of goods sold and services rendered during the year.

         Depreciation of tangible fixed assets
         Depreciation is provided at the following annual rates in order to write off each asset over its useful life:

         Tenants improvements to property            12.12% Straight line
         Fixtures, fittings and equipment            15% Reducing balance
         Computer equipment                          33.33% Straight line
         Motor vehicles                              25% Straight line

         Amortisation of intangible fixed assets
         Intangible fixed assets, other than goodwill, are amortised over the directors' estimate of their economic useful life.

         Stocks
         Stocks are stated at the lower of cost and net realisable value.

         Net realisable value is based on estimated selling price less further costs to completion and disposal.

         Stock: long term contracts
         Profit on long term contracts is taken as the work is carried out if the final outcome can be assessed with reasonable certainty. The profit included is calculated on a prudent basis to reflect the proportion of the work carried out at the year end, by recording turnover and related costs as contract activity progresses. Turnover is calculated as that proportion of total contract value which cost incurred to date relates to total expected costs for that contract. Revenues derived from variations on contracts are recognised only when they have been accepted by the customer. Full provision is made for losses on all contracts in the year in which the are first foreseen.

         Research and development
         Expenditure on research is written off in the year in which it is incurred.

         Development expenditure is deferred to future periods where there is a clearly defined project with separately identifiable expenditure. The outcome of such a project has been assessed with reasonable certainty in regard to the technical feasibility and the ultimate commercial viability has been carefully considered. Future revenues are reasonably expected to exceed the current deferred development costs, future development costs and related production, selling and administration expenditure. Adequate financial resources are expected to be available to complete the project. The company currently anticipates that products developed will produce income streams over a three year period from the date of the first commercial sales, and therefore write off development cost over that period.

         Foreign currencies
         Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction. Exchange differences are taken into the profit and loss account for the year.

M.A.M. SOFTWARE LIMITED

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2001

1. STATEMENT OF ACCOUNTING POLICIES (continued)

         Leasing and hire purchase commitments
         Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their estimated useful lives. The interest element of the rental obligations is charged to the profit and loss account over the period of the lease.

         Lease payments under operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred.

         Pension costs
         The company operates a money purchase (defined contribution) pension scheme. Contributions payable to this scheme are charged to the profit and loss account in the period to which they relate. These contributions are invested separately from the company's assets.

2.       TURNOVER

                                                                                 2001            2000
                                                                                (pound)         (pound)

      Analysis by geographical market:
      United Kingdom                                                             6,728,587        5,937,236
      Other E.C. countries                                                         249,652           99,152
      Asia                                                                               -            7,070
                                                                             -------------- ----------------
                                                                                 6,978,239        6,043,458
                                                                             -------------- ----------------

         Turnover is attributable to the one principal activity of the company.

3. OPERATING PROFIT

      Operating profit is stated                                                 2001            2000
                                                                                (pound)         (pound)

      After charting:
      Depreciation of fixed assets                                                 106,635           82,868
      Loss on disposal of tangible assets                                           33,767           23,934
      Amortisation of intangible assets                                             55,045                -
      Auditors' remuneration                                                         6,000            5.500
      Loss of foreign currencies                                                    21.615              144
      Operating lease rentals
                 Land and buildings                                                131,002          121,520
                 Plant and machinery                                               281,046          271,694
                                                                             -------------- ----------------

M.A.M. SOFTWARE LIMITED

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2001

3. OPERATING PROFIT (continued)

         Reconciliation of operating profit to
         Net cash inflow/ (outflow) from operating activities

                                                                                 2001            2000
                                                                               (pound)         (pound)

      Operating profit                                                              73,015           19,351
      Depreciation                                                                 106,635           82,686
      Amortisation                                                                  55,045                -
      Loss on disposal of fixed assets                                              33,767           23,934
      Decrease / (increase) in stocks                                             (30,240)         (30,020)
      Increase in debtors                                                        (323,236)        (400,721)
      Increase in creditors                                                        215,203          274,221
                                                                             -------------- ----------------
      Net cash inflow / (outflow) from operating activities                        130,189         (30,549)
                                                                             -------------- ----------------

4. INVESTMENT INCOME AND INTEREST RECEIVABLE

                                                                                 2001            2000
                                                                               (pound)         (pound)

      Interest received and receivable
      Bank interest                                                                     26            1,291
                                                                             -------------- ----------------

5. INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                 2001            2000
                                                                                (pound)         (pound)

      On bank loans and overdrafts                                                  31,752            6,157
      On overdue tax                                                                 4,226              305
      Lease finance charges and hire purchase interest                               6,219            5,663
      Other interest                                                                    27               --
                                                                             -------------- ----------------
                                                                                    42,224           12,125
                                                                             -------------- ----------------

M.A.M. SOFTWARE LIMITED

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2001

6. INFORMATION ON DIRECTORS AND EMPLOYEES

                                                                                 2001            2000
                                                                                (pound)        (pound)

      Staff costs

      Wages and salaries                                                         2,875,920        2,436,760
      Social security costs                                                        314,417          250,780
      Other pension costs                                                          154,996          141,228
                                                                             -------------- ----------------
                                                                                 3,345,333        2,828,768
                                                                             -------------- ----------------

                                                                                 2001            2000
                                                                                  No.             No.
      The average number of employees during the year was made up as follows:
      Administration and directors                                                      13               13
      Sales, service, technical support and development                                136              130
                                                                             -------------- ----------------
                                                                                       149              143
                                                                             -------------- ----------------

                                                                                 2001            2000
                                                                                (pound)        (pound)
      Directors' emoluments
      Emoluments                                                                   288,200          282,961
      Pension contributions to money purchase (defined contribution)
      schemes                                                                       79,148           79,148
                                                                             -------------- ----------------
                                                                                   367,348          362,109
                                                                             -------------- ----------------

                                                                                 2001            2000
                                                                                  No.             No.
      During the year the following number of directors:

      Accrued benefits under money purchase (defined contribution) pension
      schemes                                                                            5                5
                                                                             -------------- ----------------

                                                                                 2001            2000
                                                                                (pound)         (pound)
      Details of highest paid director's emoluments

      Emoluments                                                                    84,238           81,116
      Company contributions to money purchase (defined contribution)
      pension schemes                                                               54,000           54.000
                                                                             -------------- ----------------
                                                                                   138,238          135,116
                                                                             -------------- ----------------

M.A.M. SOFTWARE LIMITED

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2001

7. PENSION COSTS

         Money purchase (defined contribution) pension scheme
         The company operates a money purchase (defined contribution) pension scheme. The assets of the scheme are held separately from those of the company in an independently administered fund. The pension cost charge represents contributions payable by the company to the fund and amounted to (pound)154,996 (200: (pound)141,228).

8. TAX ON POFIT ON ORDNARY ACTIVITIES

                                                                               2001             2000
                                                                              (pound)         (pound)
      The taxation charge comprises:

      Current tax on income for the year                                           23,240             4,021
      Adjustment in respect of prior years                                          2,590                 -
                                                                            -------------- -----------------
                                                                                   25,830             4,021
                                                                            -------------- -----------------

9. INTANGIBLE FIXED ASSETS

                                                                                              Software
                                                                                             Development
                                                                                               (pound)
      Cost:
      At 1 July 2000                                                                                330,273
      Additions                                                                                     151,216
                                                                                           -----------------
      At 30 June 2001                                                                               481,489
                                                                                           -----------------
      Amortisation:
      Charge for year                                                                                55,045
                                                                                           -----------------
      Net book value:
      At 30 June 2001                                                                               426,444
                                                                                           -----------------
      At 30 June 2000                                                                               330,273
                                                                                           -----------------

M.A.M. SOFTWARE LIMITED

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2001

10. TANGIBLE FIXED ASSETS

                               Land & buildings       Fixtures,         Motor vehicles          Total
                                                     fittings and
                                                  computer equipment
                                    (pound)            (pound)              (pound)            (pound)
         Cost:
         At 1 July 2000                   58,580             400,220              48.431             507,231
         Additions                             -             162,255               8.183             170,438
         Disposals                             -            (72,721)            (16,337)            (89,058)
                              ------------------- ------------------- ------------------- -------------------
         At 30 June 2001                  58,580             489,754              40,277             588,611
                              ------------------- ------------------- ------------------- -------------------
         Depreciation:
         At 1 July 2000                    5,545             186,705              18,796             211,046
         Charge for year                    .096              92,334               7,205             106,635
         On disposals                          -            (44,055)             (3,743)            (47,798)
                              ------------------- ------------------- ------------------- -------------------
         At 30 June 2001                  12,641             234,984              22,258             269,883
                              ------------------- ------------------- ------------------- -------------------
         Net book value:
         At 30 June 2001                  45,939             254,770              18,019             318,727
                              ------------------- ------------------- ------------------- -------------------
         At 30 June 2000                  53,035             213,515              29.635             296,185
                              ------------------- ------------------- ------------------- -------------------



                                                                                 2001            2000
                                                                                (pound)         (pound)

      Analysis of net book value of land and buildings:
      Tenant's improvements to property                                             45,939           53,035
                                                                             -------------- ----------------

      Included above are assets held under finance lease or hire purchase contracts as follows:

                                                                                 2001            2000
                                                                                (pound)         (pound)
      Net book values:
      Fixtures, fittings and equipment                                              63,362            7,849
      Motor vehicles                                                                15,085           17.040
      Tenant's improvements to property                                             21,833           53,035
                                                                             -------------- ----------------
                                                                                   100,280           77,924
                                                                             -------------- ----------------

      Depreciation charge for the year:
      Fixtures, fittings and equipment                                               4,973            1,385
      Motor vehicles                                                                 6,648            5,678
      Tenant's improvements to property                                              3,402            5,545
                                                                             -------------- ----------------
                                                                                    15,023           12,608
                                                                             -------------- ----------------

      Net obligations under finance leases and hire purchase contracts are secured on the assets acquired.

M.A.M. SOFTWARE LIMITED

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2001

11.   STOCKS

                                                                                2001             2000
                                                                               (pound)         (pound)

      Long term work in progress                                                   50,388                 -
      Finished goods and goods for resale                                         146,003           166,151
                                                                            -------------- -----------------
                                                                                  196,391           166,151
                                                                            -------------- -----------------

      There is no material difference between the replacement cost of stocks and their balance sheet amounts.

12.   DEBTORS

                                                                                2001             2000
                                                                               (pound)         (pound)

      Trade debtors                                                             1,763,208         1,416,437
      Director's current account                                                    2,132             2,132
      Other debtors                                                                 9,624            28,570
      Prepayments and accrued income                                              107,552           112,141
                                                                            -------------- -----------------
                                                                                1,882,516         1,559,280
                                                                            -------------- -----------------

      Included in the above are amounts due after more than one year as follows:
      Trade debtors                                                                18,781            11,918
                                                                            -------------- -----------------

13. CREDITORS: amounts falling due within one year

                                                                                2001             2000
                                                                               (pound)          (pound)

      Bank loans and overdrafts                                                   354,407           309,198
      Net obligations under finance leases and hire purchase contracts             28,330            19,905
      Trade creditors                                                             457,812           442,275
      Corporation tax                                                              30,621            24,478
      Other taxes and social security costs                                       412,850           362,103
      Other creditors                                                                   -             1,010
      Accruals and deferred income                                                586,373           436,107
                                                                            -------------- -----------------
                                                                                1,870,393         1,595,076
                                                                            -------------- -----------------


      Bank overdrafts amounting to(pound)354,407 (200:(pound)309,198) are secured by a fixed and floating charge on all the assets of the company

      Included within the accruals and deferred income is (pound)1,856 (200P (pound)8,249) in respect of pension contributions.

M.A.M. SOFTWARE LIMITED

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2001

14. CREDITORS: amounts falling due after more than one year

                                                                                2001             2000
                                                                               (pound)         (pound)

      Accruals and deferred income                                                594,377           444,556
      Net obligations under finance leases and hire purchase contracts             49,659            16,462
                                                                            -------------- -----------------
                                                                                  644,036           461,018
                                                                            -------------- -----------------

15.   BORROWINGS

                                                                                2001             2000
                                                                               (pound)         (pound)
      The company's borrowings are repayable as follows
      Up to one year and on demand                                                354,407           309,198
                                                                            -------------- -----------------

16.   OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE CONTRACTS

                                                                                2001             2000
                                                                               (pound)         (pound)
      The company's obligations are repayable as follows:
      Within one year or on demand                                                 28,330            19,905
      In two to five years                                                         49,659            16,462
                                                                            -------------- -----------------
      Total net obligations                                                        77,989            36,367
                                                                            -------------- -----------------

      Net obligations analysed as follows:
      Included in creditors - amounts falling due within one year                  29,330            19,905
      Included in creditors - amounts falling due after more than on year          49,659            16,462
                                                                            -------------- -----------------
                                                                                   77,989            36,367
                                                                            -------------- -----------------


17. SHARE CAPITAL

                                                                                2001             2000
                                                                              (pound)           (pound)
      Authorised:
      Equity interests:
      100 Ordinary shares of(pound)1 each                                             100               100
                                                                            -------------- -----------------
      Allotted, called up and fully paid:
      Equity interests:
      100 Ordinary shares of(pound)1 each                                             100               100
                                                                            -------------- -----------------

M.A.M. SOFTWARE LIMITED

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2001

18. PROFIT AND LOSS ACCOUNT

                                                                                2001             2000
                                                                               (pound)          (pound)

      Retained profit as at 1 July 2000                                           305,730           301,234
      Profit for the year                                                           4,987             4,496
                                                                            -------------- -----------------
      Retained profit as at 30 June 2001                                          310,717           305,730
                                                                            -------------- -----------------

19. RECONCILIATION OF MOVEMENT IN SHAREHOLDERS' FUNDS

                                                                                2001             2000
                                                                               (pound)          (pound)

      Profit for the year                                                           4,987             4,496
      Opening shareholders' funds                                                 305,830           301,334
                                                                            -------------- -----------------
      Closing shareholders' funds                                                 310,817           305,830
                                                                            -------------- -----------------

      Represented by:
      Equity interests                                                            310,817           305,830
                                                                            -------------- -----------------


M.A.M. SOFTWARE LIMITED

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2001

20. ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

                                                                                2001             2000
                                                                               (pound)          (pound)
      Returns on investment and servicing of finance
      Interest received                                                                26             1,291
      Interest paid                                                              (35,668)           (5,321)
      Interest element of hire purchase contracts                                 (4,062)           (5,269)
      Interest element of finance lease rental payments                           (2,157)             (394)
                                                                           --------------- -----------------
      Net cash outflow from returns on investment and servicing of
      finance                                                                    (41,861)           (9,693)
                                                                           --------------- -----------------

      Taxation
      Corporation tax paid                                                       (19,687)                 -
                                                                           --------------- -----------------
      Net cash outflow from taxation                                             (19,687)                 -
                                                                           --------------- -----------------

      Capital expenditure
      Purchase of intangible fixed assets                                       (151,216)         (330,273)
      Purchase of tangible fixed assets                                         (106,095)         (211,743)
      Receipts from sale of tangible fixed assets                                   7,493             3,400
                                                                           --------------- -----------------
      Net cash outflow from capital expenditure                                 (249,818)         (538,616)
                                                                           --------------- -----------------

      Financing
      New long-term loans                                                         149,821            90,286
      Capital element of hire purchase contract payments                         (15,606)          (11,954)
      Capital element of finance lease rental payments                            (7,115)           (2,172)
                                                                           --------------- -----------------
      Net cash inflow from financing                                              127,100            76,160
                                                                           --------------- -----------------


21. ANALYSIS OF CHANGES IN NET DEBT

                                                  2000          Cash flow      Other movements      2001
                                                (pound)          (pound)           (pound)        (pound)

         Cash at bank and in hand                   10,035            (8,868)                -         1,167
         Bank overdraft                          (309,198)           (45,209)                -     (354,407)
                                                            ------------------
                                                                     (54,077)
         Debt due after one year                 (444,556)          (149,821)                -     (594,377)
         Finance lease agreements                 (36,367)             22,721         (64,343)      (77,989)
                                              ------------- ------------------ ---------------- -------------
                                                 (780,086)          (181,177)         (64,343)    1,025,606)
                                              ------------- ------------------ ---------------- -------------

M.A.M. SOFTWARE LIMITED

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2001

22. CONTINGENT LIABILITIES

         The company has guaranteed a leasing contract between one of its customers and British Linen Finance Limited. The amount financed was (pound)14,688, and the final instalment is due in October 2004.

23. REVENUE COMMITMENTS

         At the year end the company was committed to making the following payments during the next year in respect of operating leases with expiry dates as follows:

                                                  Land and buildings                       Other
                                                2001                2000             2001           2000
                                               (pound)             (pound)          (pound)        (pound)

         Within one year                              10,186                 -          118,435       19,096
         More  than  one year and less                     -            16,000          138,042      254,604
         than five years
         More than five years                        116,699           108,853                -            -
                                        --------------------- ----------------- ---------------- ------------
                                                     126,885           124,853          256,477      273,700
                                        --------------------- ----------------- ---------------- ------------


24. TRANSACTIONS WITH DIRECTORS

                                                                                     2001           2000
                                                                                   (pound)        (pound)

         Amounts owed by directors
         M.I. Jamieson                                                                    2,132        2,132
                                                                                ---------------- ------------


         The above loan was granted interest free and the maximum amount outstanding during the year was (pound)2,132.

25.      CONTROL

         The company is controlled by M.I. Jamieson.

                                                              Our Ref. PC/SN
                                                              Your ref:


PRIVATE & CONFIDENTIAL
The Directors                                                 4 July, 2003
Auto Data Network Inc
The Forsythe Centre
Lamberts Road
Tunbridge Wells
Kent





Dear Sirs

Hart Shaw are Registered Auditors in England and Wales.

We confirm that we audited the company's financial statements for the periods ended 30 June 2001 and 30 June 2000, which comprise the Balance Sheet, Profit and Loss Account and Statement of Recognised Gains and Losses and the related notes. These financial statements have been prepared on the basis of the accounting policies set out therein, which are consistent with Generally Accepted Accounting Practice in the UK.

Yours faithfully,



HART SHAW